Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No.’s 333-259476, 333-27965 and 333-286305) and the Registration Statements on Form S-3 (File No’s .333-266890, 333-273221, 333-280703 and 333-283210) of our report dated March 30, 2026 relating to the financial statements of Unicycive Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ GRASSI & CO., CPAs, P.C.

Jericho, New York

March 30, 2026